Exhibit 5.1

December 30, 2015

Corium International, Inc.
235 Constitution Drive
Menlo Park, California 94025

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 filed by Corium International, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on December 30, 2015 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale from time to time of (i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), (iii) one or more series of debt securities (the “Debt Securities”) issuable pursuant to an indenture (the “Indenture”) by and between the Company and a financial institution to be identified therein as trustee (the “Trustee”), (iv) warrants to purchase shares of Common Stock and/or Preferred Stock (the “Warrants”), (v) subscription rights to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (the “Subscription Rights”), and/or (vi) units consisting of any combination of such foregoing securities described in clauses (i) through (v) above (the “Units”), having a maximum public offering price of up to $52,000,000, as well as an aggregate of up to 9,353,304 shares of the Company’s Common Stock (the “Essex Shares”) issued to Essex Woodlands Health Ventures Fund VII LP (“Essex”) pursuant to the Essex Agreements.  The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Subscription Rights and the Units are collectively referred to herein as the “Company Securities.” As used herein, the term “Essex Agreements” includes: (i) that certain Merger and Stock Purchase Agreement dated September 17, 2007, as amended, (ii) those certain secured convertible promissory notes and warrants to purchase common stock issued pursuant to those certain Note and Warrant Purchase Agreements dated June 20, 2008 and November 12, 2008, in each case, as amended from time to time, (iii) those certain subordinated secured promissory notes issued pursuant to that certain Note Purchase Agreement dated May 4, 2009, as amended from time to time, (iv) those certain Warrants to Purchase Series C Preferred Stock dated July 2, 2010 and December 29, 2010, (v) that certain Amended and Restated Secured Convertible Promissory Note dated September 28, 2012, (vi) that certain Amended and Restated Subordinated Secured Promissory Note dated September 28, 2012, (vii) that certain Amendment and Conversion Agreement dated December 17, 2012, as amended, and (viii) that certain Underwriting Agreement dated April 2, 2014. The Company Securities may be sold from time to time by the Company and the Essex Shares may be sold from time to time by Essex as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”) and supplements to the Prospectus.

December 30, 2015

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following:

(1)                                 The Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on April 8, 2014 and certified by the Delaware Secretary of State on July 31, 2015 (the “Restated Certificate”);

(2)                                 The Company’s Restated Bylaws, certified by the Company’s Secretary on April 8, 2014 (the “Bylaws”);

(3)                                 The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)                                 The Prospectus;

(5)                                 The Essex Agreements;

(6)                                 The minutes of meetings and actions by written consent of the Company’s Board of Directors or committees thereof (the “Board”) and the Company’s stockholders at which, or pursuant to which, the Board and/or the Company’s stockholders approved (i) the Restated Certificate, (ii) the Bylaws, (iii) the filing of the Registration Statement, (iv) the Essex Agreements and (v) the issuance by the Company of the Essex Shares that are to be sold by Essex pursuant to the Registration Statement;

(7)                                 The stock records that the Company has provided to us (consisting of a certificate from the Company’s transfer agent dated December 30, 2015, verifying the number of the Company’s issued and outstanding shares of capital stock as of December 29, 2015, and a statement prepared by the Company as to the number of issued and outstanding options, warrants and rights to purchase or otherwise acquire from the Company shares of the Company’s capital stock and any additional shares of capital stock reserved for future issuance in connection with the Company’s equity incentive and stock purchase plans and all other plans, agreements or rights of the Company as of December 29, 2015);

(8)                                 A Certificate of Good Standing issued by the Delaware Secretary of State with respect to the Company dated December 30, 2015 (the “Certificate of Good Standing”); and

December 30, 2015

(9)                                 A Management Certificate addressed to us and dated of even date herewith executed by the Company, containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic evidence or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents, including the Essex Agreements, where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We also have assumed that any certificates or instruments representing the Company Securities will be, when issued, properly signed by authorized officers of the Company or their agents, and, in the case of Debt Securities, properly authenticated in accordance with the terms of the Indenture and delivered to the intended recipients with the intent that the Company be bound thereby. Furthermore, with respect to the Company’s uncertificated capital stock, we assume that issued Common Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Common Stock has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law, and that the Company will properly register the transfer of the Common Stock to the purchasers of such Common Stock on the Company’s record of uncertificated securities. We also have assumed that the Indenture at the time of execution, authentication, issuance and delivery of the Debt Securities will be a valid and legally binding obligation of the Trustee. We also have assumed that any certificates or instruments representing the Essex Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing federal laws of the United States of America, (ii) the existing laws of the State of California, (iii) the Delaware General Corporation Law and reported judicial decisions relating thereto, and (iv) solely

December 30, 2015

with respect to whether or not the Debt Securities are the valid and binding obligations of the Company, the existing laws of the state of New York. To the extent that any Warrant Agreement, Subscription Rights Agreement or Unit Agreement (each as defined below) is governed by the laws of any jurisdiction other than the State of California, our opinion expressed below assumes that Internal California Law (as defined below) will apply exclusively to and govern such Warrant Agreement, Subscription Rights Agreement or Unit Agreement, without regard to any interpretation or construction that might be indicated by the laws stated as governing any such Warrant Agreement, Subscription Rights Agreement or Unit Agreement.  As used herein “Internal California Law” means the internal laws of the State of California applicable to a contract made by California residents in the State of California that selects California law as the governing law of such contract, without regard to any laws or equitable principles regarding choice of law, conflict of laws or public policies that might make any other law(s) applicable.

In connection with our opinions expressed in paragraphs (2) through (7) below, we have assumed that, (i) at or prior to the time of the delivery of any of the Company Securities, there will not have occurred any change in the law or the facts affecting the validity of the Company Securities, (ii) if any Debt Securities are issued, such Debt Securities will only be issued pursuant to the Indenture in the form filed with the Registration Statement as an exhibit and that there will not have occurred any change in law affecting the enforceability of the Debt Securities, (iii) all applicable Company covenants restricting the issuance of Debt Securities will have been validly waived, (iv) the Registration Statement and any amendments (including any necessary post-effective amendments) will have been declared effective under the Securities Act, and (v) at the at the time of the offer, issuance and sale of any Company Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect and the Registration Statement will not have been modified or rescinded. We also have assumed that the terms of any Debt Securities to be established subsequent to the date hereof, the issuance and delivery of Company Securities subsequent to the date hereof and the compliance by the Company with the terms of such Company Securities will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities:

(1)                                 The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, assignment for the benefit of creditors, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.

December 30, 2015

(2)                                 The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

(3)                                 The effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money.

We express no opinion regarding the effectiveness of any waiver or stay, extension or usury laws, or of unknown future rights.  Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

The Company has informed us that the Company intends to issue the Company Securities from time to time on a delayed or continuous basis and that Essex intends to sell, transfer or otherwise dispose of the Essex Shares from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Company Securities in connection with the Registration Statement and prior to the sale, transfer or other disposition of any of the Essex Shares in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Company Securities are to be issued or such Essex Shares are to be sold, transferred or otherwise disposed of (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Company Securities or Essex Shares. However, we undertake no responsibility to monitor the Company’s or Essex’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of the Board and the requisite approval of its stockholders if required by the laws of the state of Delaware or the Restated Certificate or Bylaws, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of capital stock at the time of issuance. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and duly amend its Restated Certificate to increase the authorized number of shares of its capital stock if the number of such shares to be sold pursuant to the Registration Statement would cause the Company to issue more shares than it has authorized.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Management Certificate.

December 30, 2015

With respect to our opinion expressed in paragraph (8) below, we have assumed that, at or prior to the time of the delivery of any Essex Shares, (a) the Registration Statement will have been declared effective under the Securities Act, (b) the Registration Statement will apply to all the Essex Shares and the Registration Statement will not have been modified or rescinded, and (c) there will not have occurred any change in law affecting the validity or enforceability of the issuance of such Essex Shares.

Based upon the foregoing, we are of the following opinion:

1.              The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.              With respect to the shares of Common Stock registered pursuant to the Registration Statement, when (i) the issuance of and the terms of the offering of the shares of Common Stock and related matters have been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company and (ii) if required, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (b) upon conversion or exercise of any other security of the Company, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

3.              With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when (i) the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Company’s Restated Certificate and Bylaws and the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Delaware Secretary of State, have been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company and (ii) if required, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock)

December 30, 2015

provided for therein or (b) upon conversion or exercise of any other security of the Company, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4.              With respect to any Debt Securities registered pursuant to the Registration Statement, when (i) the issuance of the Debt Securities has been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company, (ii) an Indenture relating to such Debt Securities in the form filed with the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (iii) the form and terms of the Debt Securities have been duly established in accordance with the Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Company, and (iv) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and any supplement thereto, and issued, sold and delivered in the manner and for the consideration approved by the Board and stated in the Registration Statement, the Prospectus and any prospectus supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, and upon the exercise of warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.              With respect to any Warrants registered pursuant to the Registration Statement, when (i) the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters have been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company, (ii) the Warrant Agreement has been duly authorized and validly executed and delivered, and (iii) such Warrants have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company.

December 30, 2015

6.              With respect to any Subscription Rights registered pursuant to the Registration Statement, when (i) the issuance and terms of such Subscription Rights, the terms, execution and delivery of the subscription rights agreement relating to the Subscription Rights (“Subscription Rights Agreement”), the terms of the offering thereof and related matters have been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company, (ii) the Subscription Rights Agreement has been duly authorized and validly executed and delivered, and (iii) such Subscription Rights have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Subscription Rights will constitute valid and binding obligations of the Company.

7.              With respect to any Units registered pursuant to the Registration Statement, when (i) the conditions outlined in the immediately preceding paragraphs (2) through (6) that apply to the Company Securities that make up such Units are all met, (ii) the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), the terms of the offering thereof and related matters have been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company, (iii) the Unit Agreement has been duly authorized and validly executed and delivered, and (iv) such Units have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Units will constitute valid and binding obligations of the Company.

8.              The Essex Shares that may be sold by Essex pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments or supplements thereto.  In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

[Concluding Paragraph Follows on Next Page]

December 30, 2015

This opinion is intended solely for use in connection with the issuance and sale of the Company Securities and Essex Shares subject to the Registration Statement and is not to be relied upon for any other purpose.  We opine only as to the specific legal issues expressly set forth above and no opinion shall be inferred as to any other matter or matters. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/ Fenwick & West LLP